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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                                    FORM 8-K

                          -----------------------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  August 6, 1996





                           SOLIGEN TECHNOLOGIES, INC.

             (Exact name or registrant as specified in its charter)




          Wyoming                   1-12694                95-4440838
(State or other jurisdiction   (Commission File  (I.R.S. Employer Identification
incorporation or organization       Number)                   No.)


    19408 Londelius St., Northridge, California                        91324
     (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  818-718-1221




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                              SOLIGEN TECHNOLOGIES
                                    FORM 8-K
                                      INDEX


  Item              Description                                            Page
  ----              -----------                                            ----


Item 5.             Other Events                                             3

                    Signatures                                               4




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ITEM 5. OTHER EVENTS.

     a. CONVERTIBLE DEBT FINANCING. On September 13, 1996, the Registrant completed a $750,000 convertible debenture and warrant private placement financing in accordance with SEC Regulation S. The debentures bear interest at the rate of 6% per annum and, if not earlier converted, principal and interest is payable in full on August 31, 1999.

Following expiration of a 40-day hold period, as prescribed by Regulation S, the debentures are convertible by the holder into shares of the Registrant's common stock at a conversion price equal to 75% of the average trading price of the Registrant's common stock on the American Stock Exchange (Emerging Company Market) for the five trading days preceding the date of conversion. The Registrant has the right to force the conversion of debentures on these terms at the rate of $50,000 per week beginning October 15,1996.

Investors in the financing received warrants exercisable for a total of 601,437 shares of the Registrant's common stock at exercise prices of $1.1625 (as to 215,053 shares) and $1.294 (as to 386,384 shares). The warrants are exercisable for three years.

The placement agent for the financing received a commission equal to 10% of the gross proceeds and warrants exercisable for 120,286 shares at exercise prices of $0.775 (as to 43,010 shares) and $0.86 (as to 77,276 shares).

     b. AMENDED MIT LICENSE AGREEMENT. On August 6, 1996, the Registrant entered into a Patent License Agreement (the "License Agreement") with Massachusetts Institute of Technology ("MIT"). The License Agreement amends and restates the License Agreement (the "Prior Agreement") between the Registrant and MIT dated October 18,1991.

The Prior Agreement granted to the Registrant an exclusive license to use MIT's proprietary Three Dimensional Printing ("3DP") technology in the metal casting field of use. Under the License Agreement, the period of exclusivity expires October 1, 2006. In order to maintain exclusivity, the Registrant must achieve certain minimum levels of cumulative sales, as follows: $3.0 million for fiscal 1997, $3.5 million for fiscal 1998, $4.0 million for fiscal 1999, $4.5 million for fiscal 2000, $5.0 million for fiscal 2001, $6.0 million for fiscal 2002, $8.0 million for fiscal 2003, and $10 million for fiscal 2004. The registrant's cumulative sales for the fiscal year ended March 31, 1996 were $2.8 million.

Royalties are payable by the Registrant to MIT based on sales of products which incorporate the 3DP technology. The royalty rate is 4.5 percent, reduced to 2.5 percent when cumulative royalties of $500,000 have been paid. Through December 31, 1998, MIT has waived the first $50,000 of royalties payable in each year. Commencing on that date, the Registrant is required to pay a minimum annual royalty of $50,000.



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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


                         SOLIGEN TECHNOLOGIES, INC.



Date:  October 1, 1996   By /s/  Yehoram Uziel
                            ---------------------------
                              Yehoram Uziel
                              Chairman, President and Chief Executive Officer (Principal Executive Officer)



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                              SOLIGEN TECHNOLOGIES, INC.



Date:  October 1, 1996        By
                                 ---------------------------
                              Yehoram Uziel
                              Chairman, President and Chief Executive Officer
                              (Principal Executive Officer)



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